Exhibit 99.1

Applied Digital Agrees to Build a Partnership with Macquarie Asset Management for Funding of up to $5.0 Billion to Drive HPC Growth

The $5.0 Billion Investment Can Support Over 2 GW of HPC Data Center Development

●	Funds managed by Macquarie Asset Management (“MAM”) to invest up to $900 million in the Company’s Ellendale High Performance Computing (“HPC”) data center campus (the “Ellendale HPC Campus”).

●	Agreement to provide MAM a right to invest up to an additional $4.1 billion across Applied Digital’s future HPC data center pipeline.

●	The MAM investment, in conjunction with future project financing, to be used to repay project-level debt and allow the Company to recover over an estimated $300 million of its equity investment in the Ellendale HPC Campus.

●	MAM’s investment will take the form of a perpetual preferred and 15% common equity interest of Applied Digital’s HPC business segment, providing Applied Digital an 85% ownership stake in both existing and future HPC assets (minimizing dilution to Applied Digital’s public stockholders).

●	Transformative agreement positions the Company to firmly establish itself as a top-tier HPC data center designer, builder and operator in the United States with its purpose-built and proprietary design to run advanced AI workloads for both training and inference.

DALLAS – January 14, 2025 — Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder and operator of next-generation digital infrastructure for HPC applications, entered today into a $5.0 billion perpetual preferred equity financing facility, with investment vehicles of funds managed by MAM, for its HPC business conducted through APLD HPC Holdings LLC (“APLDH”), a subsidiary of Applied Digital.

Under the terms of the unit purchase agreement executed today, APLDH will issue perpetual preferred equity units and common equity units for an investment by MAM of $2.25 million for each executed lease of 1 MW of capacity, up to $900 million to support the full 400 MW build-out of the Ellendale HPC Campus, as further detailed below.

The investment proceeds from MAM, in conjunction with future project financing, will be used to complete the buildout of the 400 MW Ellendale HPC Campus, repay the existing bridge debt, currently outstanding at approximately $180 million, allow the Company to recover over an estimated $300 million of its equity investment in the Ellendale HPC Campus, fund platform G&A, and pay transaction expenses. MAM also has a right of first refusal on all future HPC data center project funding, up to an additional $4.1 billion for 30 months following close.

“We believe this expanded relationship with MAM positions Applied Digital for significant growth in the industry, establishing Applied Digital as one of the fastest-growing HPC data center owners, operators and developers in the United States. At today’s build costs, we will have a significant portion of the equity needed to construct over 2.0 GW of HPC data center capacity, including our Ellendale HPC Campus,” said Wes Cummins, Chairman and CEO of Applied Digital.

“With an 85% ownership stake in both existing and future HPC assets and access to a project-level preferred equity financing facility sufficient to fund our HPC project pipeline, we believe we are poised for transformative progress. We are excited to have MAM’s support as we establish ourselves as a leader in the Tier 3 data center infrastructure sector, while continuing to develop and operate large-scale, state of the art data centers for world-class customers at the forefront of the AI revolution.”

“We are excited to partner with Applied Digital to build and scale its HPC data center platform,” said Anton Moldan, Senior Managing Director of Macquarie Asset Management. “Applied Digital has a differentiated strategy with access to a unique near-term power portfolio across North America in markets attractive for computing needs which address the most demanding AI and other HPC applications at scale. The significant progress at the Ellendale HPC campus makes this a very compelling opportunity for us as well as for potential hyperscale customers. With our global experience as an owner and manager of data center platforms, we see this as highly attractive opportunity to help build an industry-leading HPC data center company well positioned in these high growth segments of the market.”

The preferred equity will accrue a dividend at a rate of 12.75% per annum, paid in kind or, at APLDH’s election, cash, which will increase by 87.5 basis points on the fifth and sixth anniversaries of the closing, if still outstanding. The preferred equity carries a minimum 1.80x multiple of invested capital liquidation preference, inclusive of the value of the common equity. The common equity represents 15% of APLDH’s fully diluted common equity at issuance. MAM’s equity can be redeemed by APLDH at any time after the fifth anniversary of the closing. The Company’s minimum equity contribution will be $1 million per MW for the rest of the Ellendale HPC campus and $750,000 per MW for the remainder of the HPC pipeline. The closing of the facility is conditioned upon APLDH executing a lease with a hyperscaler for its 100 MW Ellendale HPC data center under construction acceptable to MAM, completion of the APLDH limited liability company operating agreement and other ancillary documents, as well as other customary closing conditions. At closing MAM will fund $225 million with additional amounts drawable upon APLDH executing further leases acceptable to MAM, as well as other customary draw conditions.

As the demand for AI innovation accelerates, we believe Applied Digital will stand out as a leader in delivering next-generation data center solutions and GPU cloud services. With hard-to-find access to stranded power and advanced technologies like closed loop liquid-cooling, the Company aims to deliver an ultra-efficient platform tailored for the most complex AI and HPC workloads. We believe Applied Digital’s purpose-built data centers and cost-effective GPU cloud services are designed to power AI, machine learning, graphics rendering, and other critical applications, enabling clients to excel in a rapidly evolving technological landscape.

Northland Capital Markets acted as sole placement agent to the Company. Goldman Sachs & Co. LLC acted as senior financial advisor to the Company. Citizens JMP Securities, LLC and TD Securities acted as financial advisors to the Company. Needham & Company acted as financial advisor to the Company’s board of directors. Lowenstein Sandler LLP acted as legal counsel to the Company. Simpson Thacher & Bartlett LLP acted as legal counsel to MAM.

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied Digital

Applied Digital (Nasdaq: APLD) develops, builds and operates next-generation data centers and cloud infrastructure. Different by design, the Company’s purpose-built facilities are engineered to unleash the power of accelerated compute and deliver secure, scalable and sustainable digital hosting, along with turnkey CSaaS and GPU-as-a-Service solutions. Backed by deep hyperscale expertise and a robust pipeline of available power, Applied Digital accommodates AI Factories and beyond to support the world’s most exacting AI/ML, blockchain and high-performance computing (HPC) workloads.

About Macquarie Asset Management

Macquarie Asset Management is a global asset manager, integrated across public and private markets. Trusted by institutions, governments, foundations and individuals to manage approximately $633.7 billion USD in assets, we provide a diverse range of investment solutions including real assets, real estate, credit and equities & multi-asset.

Macquarie Asset Management is part of Macquarie Group, a diversified financial group providing clients with asset management, finance, banking, advisory, and risk and capital solutions across debt, equity and commodities. Founded in 1969, Macquarie Group employs over 20,000 people in 34 markets and is listed on the Australian Securities Exchange. All figures as of September 30, 2024.

Important Notices (Macquarie Asset Management): None of the entities noted in this media release is an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and the obligations of these entities do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (Macquarie Bank). Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these entities. In addition, if this media release relates to an investment (a) each investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group company guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, (iii) statements of assumptions underlying other statements and statements about the Company or its business, and (iv) the Company’s ability to effectively apply the net proceeds from the transaction as described above. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Ellendale HPC data center; our ability to complete the negotiation and execution of the definitive transaction documents required to close the MAM facility; our ability to raise additional capital to fund the ongoing data center construction and operations; our dependence on principal customers, including our ability to execute leases with key customers, including leases for our Ellendale HPC campus; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Investor Relations Contacts

Matt Glover or

Ralf Esper Gateway

Group, Inc.

(949) 574-3860

APLD@gateway-grp.com

Media Contact

Buffy Harakidas, EVP and Jo Albers JSA

(Jaymie Scotto & Associates)

jsa_applied@jsa.net

(856) 264-7827